Exhibit 10.7

STOCK PURCHASE AGREEMENT

THE STOCK PURCHASE AGREEMENT (“Agreement”) is made and entered into in duplicate this 7th day of June 2010, by and between the persons and entities listed on the Counterpart Signature Page hereof (each, a “Seller” and collectively, the “Sellers”), and Techno Meg Limited, a British Virgin Islands company (the “Purchaser”).

RECITALS

A. The Sellers are the owners of three million three hundred eighty four thousand (3,384,000) of shares of common stock (“Shares”) of SN Strategies Corp., a Nevada corporation (“Company”).

B. The Company intends to enter into an Agreement and Plan of Merger dated June 6, 2010 (“Merger Agreement”), between the Company, China SHESAYS Medical Cosmetology Inc. (the “Merger Sub”), wholly owned by the Company, Perfect Support Limited, a British Virgin Islands company (the “Perfect Support”), Kwai Man Yip, the sole shareholder of Bondy Nominees Limited, a Hong Kong corporation (the “Bondy”), which Bondy is the sole member of Techno Meg Limited, a British Virgin Islands company (the “Techno”), which Techno is the majority member of Perfect Support, Chengdu BOAN Investment Management Co., Ltd, (the “BOAN”), wholly owned by Perfect Support, Sichuan SHESAYS Cosmetology Hospital Co., Ltd (the “SHESAYS”) and all its subsidiaries, if any, from time to time, and Yixiang Zhang, Ning Liu, Xingwang Pu, Wenhui Shao and Bing Fang, the shareholders of SHESAYS and its subsidiaries, if any, from time to time, and the beneficiaries to the Merger Agreement, pursuant to which Perfect Support shall first merge with and into Merger Sub, a wholly owned subsidiary of the Company, and the Merger Sub shall then merge with and into the Company (“Merger”).

C. The Sellers desire to sell and convey the Shares to the Purchaser, on the terms and subject to the conditions specified in this Agreement.

D. The Purchaser desires to purchase the Shares from the Sellers, on the terms and subject to the conditions specified in this Agreement.

E. The purchase and sale of the Shares is part of the merger plan due to the limited availability of authorized shares of common stock of the Company and in order to achieve the appropriate capital structure of the Company post-Merger.

F. This Agreement is subject to and contingent upon the closing of the Merger as contemplated by the Merger Agreement and the closing of this Agreement shall occur immediately after the closing of the Merger.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:

1. Purchase of Shares. On the terms and subject to all of the conditions specified by the provisions of this Agreement and upon the performance by each of the parties of their respective obligations created by the provisions of this Agreement, at the Closing (as defined below), the Sellers shall forever and irrevocably sell, assign, transfer, surrender, convey, deliver and set over to the Purchaser, and Purchaser shall purchase the Shares from the Seller.

2. Effectiveness of this Agreement. The consummation of the transactions contemplated hereby (the “Closing”) shall become effective immediately post-closing of the Merger. The Closing shall take place at the offices of the Company or at such other place as the parties may mutually agree in conjunction with the closing of the Merger Agreement. In the event the Company does not close the Merger, this Agreement shall not be executed by the Company and shall not become effective.

3. Consideration. As the consideration for the Sellers’ surrender and sale, and the Purchaser’s purchase, of the Shares, the Purchaser shall pay and deliver to Sellers One Hundred Forty Thousand Dollars ($140,000). The receipt and sufficiency of such consideration is hereby specifically acknowledged by the Sellers.

4. Sellers’ Representations, Warranties and Covenants. The Sellers represent and warrant to the Purchaser and covenants with the Purchaser the following, the truth and accuracy of each of which shall constitute a condition precedent to the obligations of the Purchaser pursuant hereto:

4.1 Validity of Agreement. This Agreement is valid and obligates the Sellers. The Sellers has full and complete power and authority to sell the Shares, as contemplated by the provisions of this Agreement.

4.2 Share Ownership. The Sellers are the owners, free and clear of any encumbrances, of the Shares. The Sellers have full and complete right and authority to transfer, sell, surrender, assign and convey the Shares to the Purchaser.

4.3 Brokerage and Finder's Fees. The Sellers have not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transaction contemplated by the provisions of this Agreement.

4.4 Voluntary Nature of Transaction. The sale by the Sellers to the Purchaser of the Shares is made freely and voluntarily by the Seller. The Sellers, in selling the Shares to the Purchaser, are not acting under fraud, duress, menace or undue influence.

4.5 No Legal Proceedings. The Sellers (and its principals, if an entity) have not: (a) been party to any adverse proceeding brought by the Securities and Exchange Commission or any similar state agency; (b) any material criminal proceeding regarding the purchase or sale of securities or other crimes, excluding only misdemeanor crimes; or (c) filed bankruptcy proceedings within the past five years.

5. Purchaser's Representations and Warranties. The Purchaser represent and warrant to the Sellers and covenants with the Sellers the following, the truth and accuracy of each of which shall constitute a condition precedent to the obligations of the Sellers pursuant hereto:

5.1 Validity of Agreement. This Agreement is valid and obligates the Purchaser. The Purchaser has full and complete power and authority to purchase the Shares, as contemplated by the provisions of this Agreement.

5.2 Brokerage and Finder's Fees. The Purchaser has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transaction contemplated by the provisions of this Agreement.

5.3 Investment Experience. The Purchaser represents that, prior to acquisition of the Shares, Purchaser acquired sufficient information about the Company, including reviewing the Company’s filing with the Securities and Exchange Commission, to reach an informed, knowledgeable decision to acquire the Shares. Purchaser has such knowledge and experience in financial and business matters as to make him capable of evaluating the risks of the prospective investment and to make an informed investment decision. Purchaser is able to bear the economic risk of his investment in the Shares.

5.4 No Reliance. The Purchaser is not relying on any representation or warranty of the Sellers whatsoever, except those representations and warranties contained in this Agreement.

5.5 Own Account. The Purchaser is purchasing the Shares for Purchaser’s account only, and not for the account of or in concert with any other person or entity, and except as otherwise set for immediately below, there are no affiliations, arrangements, understandings or agreements, written or oral, respecting the subsequent resale of any of the Shares with any person or any entity.

5.6 No Legal Proceedings. The Purchaser (and its principals, if an entity) has not: (a) been party to any adverse proceeding brought by the Securities and Exchange Commission or any similar state agency; (b) any material criminal proceeding regarding the purchase or sale of securities or other crimes, excluding only misdemeanor crimes; or (c) filed bankruptcy proceedings within the past five years.

6. Governing Law; Venue. This Agreement has been executed in and shall be governed by the laws of the State of Nevada. Any and all actions brought under this Agreement shall be brought in the state and/or federal courts of the United States sitting in the State of Nevada and each party hereby waives any right to object to the convenience of such venue.

7. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties to this Agreement with respect to the subject matter hereof and contains all the covenants and agreements between said parties with respect thereto, and each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party which are not embodied herein, and that any other agreement, statement, or promise concerning the subject matter set forth in this Agreement shall be of no force or effect except in a subsequent modification in writing signed by the party to be charged.

8. Severability. In the event any part of this Agreement, for any reason, is declared to be invalid, such decision shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties to this Agreement that they would have executed the remaining portion of this Agreement without including any such part, parts, or portion which, for any reason, may be hereafter declared invalid.

9. Further Assurance. Each party to this Agreement hereby agrees to take any and all action necessary or appropriate to execute and discharge its responsibilities and obligations created pursuant to the provisions of this Agreement and to further effectuate and carry out the intents and purposes of this Agreement and the transactions contemplated hereby.

10. Counterparts; Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will be one and the same document. Facsimiles and electronic copies in portable document format (“PDF”) containing original signatures shall be deemed for all purposes to be originally signed copies of the documents that are the subject of such facsimiles or PDF versions.

11. Representation by Counsel. All parties have been advised of their rights to obtain independent counsel. All parties are either represented by independent counsel or hereby specifically waive the right to counsel. Each party represents, warrants, and covenants that such party executes this Agreement acting on its own independent judgment or upon the advice of such party's counsel, without any representation, express or implied, of any kind from any other party, except as specified expressly in this Agreement.

12. Successors and Assigns. This Agreement and each of its provisions shall obligate the heirs, executors, administrators, successors, and assigns of each of the parties hereto. No provisions of this paragraph, however, shall be a consent to the assignment or delegation by any party to this Agreement of its respective rights and obligations created pursuant to the provisions of this agreement.

13. Indemnification. Sellers shall indemnify, defend and hold Purchaser harmless from any and all claims, liabilities, costs, expenses, damages, and penalties (including reasonable attorneys’ fees) arising from Sellers’ breach of their representation and warranties as set forth in this Agreement. Purchaser shall indemnify, defend and hold Sellers harmless from any and all claims, liabilities, costs, expenses, damages, and penalties (including reasonable attorneys’ fees) arising from Purchaser’s breach of its representation and warranties as set forth in this Agreement.

14. Recovery of Litigation Costs. If any legal or equitable action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective of the date first above written.

PURCHASER
Techno Meg Limited

By: _______________________________

Name: _____________________________

Title: ______________________________

SIGNATURE PAGE OF SELLERS

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

SELLER

(Print Seller name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

Number of Shares of Common Stock

[SIGNATURE PAGES CONTINUE]